                                                                      EXHIBIT 11


                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557

                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599


                                                                  March 22, 2000


Merrill Lynch Dragon Fund, Inc.
800 Scudders Mill Road
Plainsboro, NJ 08536


Ladies and Gentlemen:


     We have acted as counsel for Merrill Lynch Dragon Fund, Inc. (the "Fund"), in connection with the proposed acquisition by the Fund of substantially all of the assets and the assumption of substantially all of the liabilities of Merrill Lynch Emerging Tigers Fund, Inc. ("Emerging Tigers"), in exchange for newly-issued shares of common stock of the Fund (the "Reorganization"). This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $0.10 per share, of the Fund (the "Shares"), to be issued in the Reorganization.

     As counsel for the Fund, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended and supplemented, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.


     Based upon the foregoing, we are of the opinion that subsequent to the approval of the Agreement and Plan of Reorganization between the Fund and Emerging Tigers set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.